SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIN TV Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	05-0501252

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Four Richmond Square, Suite 200 Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-83068

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Class A Common Stock, par value $.01 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EX-3.1 Second Amended/Restated Certificate of Inc.
EX-3.2 Amended and Restated Bylaws
EX-4.1 Speciment of Stock Certificate

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus, which constitutes a part of Registrant’s Registration Statement on Form S-1 (Commission File No. 333-83068), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits

     The following exhibits to this Registration Statement have been filed as exhibits to Registrant’s Registration Statement on Form S-1 (Commission File No. 333-83068), as amended, filed under the Securities Act of 1933, as amended, and are hereby incorporated herein by reference.

Exhibit
Number	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of LIN TV Corp.
3.2	Amended and Restated Bylaws of LIN TV Corp.
4.1	Specimen of stock certificate representing the Registrant’s Class A Common Stock, par value $.01 per share.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 1, 2002

LIN TV CORP

By:	/s/ William A. Cunningham Name: William A. Cunningham Title: Vice President and Controller

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